U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2006

Summit Environmental Corporation, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	333-48659 (Commission File Number)	73-1537206 (IRS Employer I.D. Number)

210 South Green
Longview, TX 75601
800-522-7841

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006 Summit Environmental Corporation entered into marketing and technology license agreements with Asah Terra Nigeria Joint Venture #1, Inc. (Asah Terra), and A & H Enterprises, Inc., both of which are Washington State corporations under the same management, regarding remediation efforts to eliminate contaminated soil from oil well drilling sites in Nigeria. Summit will use its proprietary line of environmentally-safe remediation compounds along with technologies acquired through its recently announced licensing agreement with BioGenesis Enterprises of Oak Creek, WI. Award of the remediation pilot project by Shell Oil, Nigeria, was based on previous demonstrated successes of remediation projects in the United States using the technology and chemical compounds developed by BioGenesis and licensed to Summit.

The terms of the agreements provide that Summit shall be the general contractor of joint ventures that utilize Summit’s technology and chemical compounds, and Asah Terra and A & H Enterprises shall develop and market remediation projects in areas of the world agreed to by the parties. Income from the joint ventures shall be allocated one-third to each of Summit, BioGenesis and the two Washington state entities.

The first project will be the remediation of a site near Port Harcourt, Nigeria, where clean-up is expected to take 90 to 120 days. Asah Terra and A & H Enterprises will supply equipment and employees to implement the program. Summit's recently appointed Director of Engineering and Remediation Gordon Lewis will oversee the project. Summit will be sending a team to inspect sites and meet with representatives of Shell and other oil companies by the end of March.

There are thousands of sites throughout Nigeria with soil contaminated by oil exploration and production operations. This is the start of what could be a 20-year process of cleaning the affected sites in the country, according to Tom Hilton, Director of Asah Terra.

Summit's proprietary chemicals offer a solution that is both environmentally sound and highly effective in cleaning oil spills. It was developed for oil spill clean-ups in environmentally sensitive areas such as beaches or land and responds immediately to such main actions as: detacktifying the contaminant so it no longer adheres to rocks, wildlife or other sources; the contaminant floats, with no emulsion, so it can be skimmed or collected by an oil/water separator and reused; contaminants are suppressed due to the encapsulating quality of the product; the contaminant is microfractionalized so that it can become fully degradable and is converted into a desirable food-source for natural bacteria which absorbs the contaminants naturally.

Summit chemical products are listed on the U.S. National Contingency Plan Product Schedule and approved by the U.K. Ministry of Agriculture, Fisheries and Food for use in fighting oil spills in shallow water or on beaches.

There is no material relationship between Summit and either of the other parties to the agreements other than the agreements themselves.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None

(d)	Exhibits

The following exhibit is filed as part of this Form 8-K:

Exhibit No.	Description

10.17
Marketing and Technology License Agreement executed March 3, 2006 by Summit Environmental Corporation, Inc. and Asah Terra Nigeria Joint Venture #1, Inc. Summit’s agreement with A & H Enterprises, Inc. is similar in virtually all respects to the agreement with Asah Terra Nigeria Joint Venture #1 Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006	Summit Environmental Corporation, Inc.

	By	/s/ B. Keith Parker
B. Keith Parker, Chief Executive Officer

Summit Environmental Corporation, Inc.
Commission File No. 333-48659

EXHIBIT INDEX

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2006

The following exhibit is filed as part of this Form 8-K:

Exhibit No.	Description

10.17
Marketing and Technology License Agreement executed March 3, 2006 by Summit Environmental Corporation, Inc. and Asah Terra Nigeria Joint Venture #1, Inc. Summit’s agreement with A & H Enterprises, Inc. is similar in virtually all respects to the agreement with Asah Terra Nigeria Joint Venture #1 Agreement.